UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2016

Blount International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 653-8881

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to that certain Agreement and Plan of Merger, dated as of December 9, 2015 (the “Merger Agreement”), by and among ASP Blade Intermediate Holdings, Inc., a Delaware corporation (“Parent”), ASP Blade Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Blount International, Inc., a Delaware corporation (the “Company”), on April 12, 2016, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by affiliates of American Securities LLC and an affiliate of P2 Capital Partners, LLC (“P2”).

Pursuant to the Merger Agreement, on April 12, 2016, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares owned by Parent (including shares owned by P2 that were acquired by Parent or one of its affiliates prior to the effective time of the Merger (described further below)), Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares owned by the Company or any direct or indirect subsidiary of the Company, in each case not held on behalf of third parties, and (ii) shares owned by stockholders who have perfected and not withdrawn demands for, or lost the right to, appraisal rights under Delaware law (collectively, the “Excluded Shares”)), was cancelled and converted automatically into the right to receive $10.00 in cash (the “Per Share Merger Consideration”), without interest. Prior to the closing of the Merger, P2 contributed shares of common stock of the Company to ASP Blade Holdings, Inc., a Delaware corporation and an affiliate of Parent (“Holdings”), and received in exchange shares of common stock of Holdings, on terms agreed to by P2 and Holdings.

The description of the Merger Agreement and Merger contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2015.

Item 1.01 Entry into a Material Definitive Agreement

In connection with the closing of the Merger, on April 12, 2016, the Company’s subsidiaries Blount, Inc. and Omark Properties, Inc. (collectively, the “Borrowers”) repaid all amounts outstanding under their existing credit facility with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and certain other financial institutions (the “Existing Credit Facility”) with the proceeds of borrowings under the new Credit Facility (as defined below) and terminated the Existing Credit Facility.

On April 12, 2016, in connection with the closing of the Merger, Merger Sub, the Company (as successor by merger to Merger Sub), Parent and certain of the Company’s domestic subsidiaries entered into a (x) credit agreement (the “Credit Facility”) with Barclays Bank PLC, as administrative agent and collateral agent (in such capacity, the “Collateral Agent”) and certain other financial institutions and (y) Security Agreement in favor of the Collateral Agent. The lenders under the Credit Facility have advanced to the Company $475 million of senior secured dollar term loans, with a maturity date of April 12, 2023, and have also provided the Company with a revolving line of credit of up to $75 million with a maturity date of April 12, 2021. The Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice under swingline loans. Term loans and revolving loans under the Credit Facility bear interest at a rate equal to, at the Borrowers’ option, the LIBOR rate plus 6.25% or an alternate base rate plus 5.25%.

The Credit Facility includes customary representations, warranties and ongoing affirmative and negative covenants and events of default. The negative covenants include, among other things, limitations on indebtedness, liens, asset sales, mergers and acquisitions, investments, transactions with affiliates, dividends and other restricted payments and sale and leaseback transactions of the Company or any of its subsidiaries. The Credit Facility also requires the Company to maintain a maximum leverage ratio.

Item 1.02.	Termination of a Material Definitive Agreement

The disclosure set forth above under Item 1.01 with respect to the termination of the Borrowers’ Existing Credit Facility is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant

The disclosure set forth above under Item 1.01 with respect to the Credit Facility and the incurrence of indebtedness thereunder is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior the effective time of the Merger was cancelled and, other than the Excluded Shares, was converted into the right to receive the Per Share Merger Consideration. Accordingly, on April 12, 2016, the Company notified the New York Stock Exchange (the “NYSE”) that shares of the Company’s common stock should be removed from listing on the NYSE and requested that the NYSE file with the SEC a Form 25 to report the delisting of the Company’s common stock from the NYSE. Shares of the Company’s common stock were removed from listing on the NYSE prior to market open on April 12, 2016. Also, on April 12, 2016, in accordance with the Company’s request, the NYSE filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03.	Material Modifications to Rights of Security Holders

As a result of the consummation of the Merger on April 12, 2016, each share of the Company’s common stock issued and outstanding immediately prior the effective time of the Merger (other than the Excluded Shares) was converted into the right to receive the Per Share Merger Consideration.

Additionally, at the effective time of the Merger, each option to purchase shares of Company common stock (a “stock option”) outstanding immediately prior to the effective time of the Merger, whether then vested or unvested, (i) was cancelled without payment if such stock option had an exercise price greater than the Per Share Merger Consideration, and (ii) if the exercise price of such stock option was not greater than the Per Share Merger Consideration, entitled the holder thereof to receive from the Company an amount in cash equal to the product of (x) the total number of shares subject to such stock option immediately prior to the effective time of the Merger and (y) the excess of the Per Share Merger Consideration over the exercise price per share of such stock option.

Also, at the effective time of the Merger, each stock appreciation right in respect of shares of Company common stock outstanding immediately prior to the effective time of the Merger, whether then vested or unvested, (i) was cancelled without payment if such stock appreciation right had a reference price greater than the Per Share Merger Consideration, and (ii) if the reference price of such stock appreciation right was not greater than the Per Share Merger Consideration, entitled the holder thereof to receive from the Company an amount in cash equal to the product of (x) the total number of shares subject to such stock appreciation right immediately prior to the effective time of the Merger and (y) the excess of the Per Share Merger Consideration over the reference price per share of such stock appreciation right.

Also, at the effective time of the Merger, each restricted stock unit or deferred stock unit in respect of shares of Company common stock outstanding immediately prior to the effective time of the Merger, whether then vested or unvested, was cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares subject to such restricted stock unit or deferred stock unit immediately prior to the effective time of the Merger and (ii) the Per Share Merger Consideration.

The Company intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act at the time such filings are permitted under SEC rules. Upon filing of the Form 15, the Company will no longer be required to prepare and file public reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act and the Company will cease to file such reports.

Item 5.01.	Changes in Control of Registrant

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. Parent funded the Per Share Merger Consideration through equity financing provided by American Securities Partners VI, L.P., American Securities Partners VI(B), L.P., American Securities Partners VI(C), L.P. and American Securities Partners VI(D), L.P. (the “AS Parties”) and P2 and debt financing provided under the Credit Facility as described in further detail above. As of the effective time of the Merger, the issued and outstanding common stock of the Company is beneficially owned as follows: (i) approximately 95.6% by the AS Parties, and (ii) approximately 4.4% by P2.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2015.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger, all of the directors of the Company as of immediately prior to the effective time of the Merger resigned from their positions as directors of the Company, effective as of the effective time of the Merger. After the effective time of the Merger, Loren Easton and Aaron Maeng, directors of Merger Sub, were appointed to the board of directors of the Company and Joshua L. Collins, the Chief Executive Officer of the Company and a director of the Company immediately prior to the effective time of the Merger, was reappointed to the board of directors of the Company.

The incumbent officers of the Company immediately prior to the effective time of the Merger were reappointed as officers of the Company after the effective time of the Merger by resolution of the Company’s board of directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As a result of the consummation of the Merger, the Certificate of Incorporation of the Company was amended and restated by the Certificate of Merger filed with the Secretary of State of the State of Delaware on April 12, 2016.

The Certificate of Merger, including the Amended and Restated Certificate of Incorporation, is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Merger, including the Amended and Restated Certificate of Incorporation, of Blount International, Inc.

99.1	Press Release Announcing Closing of Merger, dated April 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.

BY:	/s/ Chad E. Paulson
	Name:	Chad E. Paulson
	Title:	Vice President, General Counsel and Secretary

Date: April 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Merger, including the Amended and Restated Certificate of Incorporation, of Blount International, Inc.

99.1	Press Release Announcing Closing of Merger, dated April 12, 2016